SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 30, 2008
Date of Report (Date of earliest event reported)

COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)

(785) 233-5171
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2008, Collective Brands, Inc. (the “Company”), a Delaware corporation, issued a press release announcing Matthew A. Ouimet has been elected to its Board of Directors, effective June 30, 2008, with a term to expire in 2011. Matthew Ouimet has been appointed to the Audit and Finance Committee of the Board. Matthew Ouimet has served as the President, Hotel Group for Starwood Hotels and Resorts Worldwide, Inc. since July, 2006. (“Starwood”) The Company and its associates have historically utilized and expect to continue to periodically utilize properties owned, managed or licensed by Starwood in the ordinary course of business. The Company’s aggregate expenditures with Starwood owned, managed or licensed properties have exceeded $120,000 since the beginning of this fiscal year, however, are less than $1,000,000.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Exhibits:

99.1 Press Release, dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.

Date: June 30, 2008	By:	/s/ Douglas J. Treff
Douglas J. Treff Executive Vice President Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated June 30, 2008.